Exhibit 4.5

PROLOGIS, L.P.

as Issuer,

PROLOGIS, INC.,

as Parent Guarantor,

U.S. BANK NATIONAL ASSOCIATION

as Trustee,

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

as Paying Agent and Transfer Agent,

and

ELAVON FINANCIAL SERVICES LIMITED,

as Security Registrar

SIXTH SUPPLEMENTAL INDENTURE

Dated as of December 3, 2013

€700,000,000 3.000% Notes due 2022

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TABLE OF CONTENTS

(continued)

		Page

Section 7.13	Right to Withhold	12

Section 7.14	Redirection Clause	12

Section 7.15	Money for Payments to be Held in Trust	13

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TABLE OF CONTENTS

(continued)

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EXHIBITS

EXHIBIT A	Form of Global Note	A-1

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SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of December 3, 2013 (this “Sixth Supplemental Indenture”), by and among PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Company”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, PROLOGIS, INC., a Maryland corporation (hereinafter called the “Parent”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, as the parent guarantor, U.S. BANK NATIONAL ASSOCIATION, as trustee under the Base Indenture (hereinafter called the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005, ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, having its Corporate Trust Office at 125 Old Broad Street, London EC2N 1AR, United Kingdom, as paying agent and transfer agent (hereinafter called the “Paying Agent” and/or the “Transfer Agent”) and ELAVON FINANCIAL SERVICES LIMITED, having its Corporate Trust Office at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland, as security registrar (hereinafter called the “Security Registrar”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Parent and the Trustee have heretofore entered into an Indenture, dated as of June 8, 2011, as amended by a First Supplemental Indenture, dated as of June 8, 2011, a Second Supplemental Indenture, dated as of June 8, 2011, a Third Supplemental Indenture, dated as of June 8, 2011, a Fourth Supplemental Indenture, dated as of June 8, 2011, and a Fifth Supplemental Indenture, dated as of August 15, 2013 (as so supplemented hereinafter called the “Base Indenture”), among the Company, the Parent and the Trustee, providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness (the “Securities”);

WHEREAS, Section 301 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Parent and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture without the consent of the Holders of any Securities;

WHEREAS, the Board of Directors of the Parent, acting in its individual capacity and in its capacity as the general partner of the Company, has duly adopted resolutions authorizing the issue by the Company of its 3.000% Notes due 2022 (hereinafter referred to as the “Notes” or “Securities of this series”), initially in an aggregate principal amount not to exceed €700,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the execution and delivery of this Sixth Supplemental Indenture;

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of certificate of transfer and the Guarantee to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all things necessary to make the Base Indenture, as hereby modified, a valid agreement of the Company and the Parent, in accordance with its terms, have been done;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Parent, the Trustee and the Paying Agent covenant and agree, for the equal and proportionate benefit of all Holders of Securities issued on or after the date of this Sixth Supplemental Indenture, as follows:

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ARTICLE I

DEFINITIONS, CREATION, FORMS AND

TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1.01 Definitions. Capitalized terms used in this Sixth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Base Indenture. Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Sixth Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Additional Amounts” has the meaning set forth in Section 1.04(f).

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Certificated Notes” has the meaning set forth in Article III.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” has the meaning set forth in Section 1.04(f)(i)(d).

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be Elavon Financial Services Limited.

“Company” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Corporate Trust Office of the Paying Agent” means, initially, the office of Elavon Financial Services Limited, UK Branch, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom.

“euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Euroclear” means Euroclear Bank S.A./N.V.

“FATCA” has the meaning set forth in Section 1.04(f)(x).

“FATCA Withholding Tax” has the meaning set forth in Section 7.12.

“Global Note” means a permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Base Indenture, as further amended by this Sixth Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Interest Payment Date” has the meaning set forth in Section 1.04(d).

“Make-Whole Amount” has the meaning set forth in the Section 1.04(e).

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Security Register.

“Notes” has the meaning set forth in the Recitals of this Sixth Supplemental Indenture.

“Paying Agent” means Elavon Financial Services Limited, UK Branch, as Paying Agent for the Notes or any successor entity appointed by the Company as Paying Agent for the Notes in London.

“Parent” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Redemption Price” means the Make-Whole Amount or the Tax Redemption Price, as the case may be.

“Reference Bond Dealer” means each of Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Merrill Lynch International and The Royal Bank of Scotland plc and their successors, and one other firm that is a broker of, and/or market maker in German government bonds (each a “Primary Bond Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, the Company shall substitute another Primary Bond Dealer.

“Regular Record Date” has the meaning set forth in Section 1.04(d).

“Security Registrar” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Transfer Agent” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Trustee” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 1.02 Creation of the Notes. In accordance with Section 301 of the Base Indenture, the Company hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture. The Notes initially shall be limited to an aggregate principal amount of €700,000,000 (except in each case for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of or within the series pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Base Indenture); provided, the Company may increase such aggregate principal amount upon the authorization of the board of directors of the Company to do so from time to time.

SECTION 1.03 Form of the Notes. The Notes shall be issued in the form of one or more Global Notes, duly executed by the Company and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the General Partner (as defined in the Base Indenture), which shall be deposited with, or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services Limited, as common depositary for, and in respect of interests held through, Euroclear and Clearstream. The Notes shall be substantially in the form of Exhibit A attached hereto. So long as the Common Depositary or its nominee is the registered owner of a Global Note, the Common Depositary or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture.

SECTION 1.04 Terms and Conditions of the Notes. The Notes shall be governed by all the terms and conditions of the Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title. The title of the Notes shall be the “3.000% Notes due 2022.”

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereof shall be payable, on January 18, 2022, subject to the provisions of the Base Indenture and Section 1.04(e) below.

(c) Payment in Euros. Principal of, and premium or Redemption Price, if any, and interest on, the Notes shall be payable in euros. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes shall be made in U.S. Dollars until the euro is again available to the Company or so used. The amount payable on any date in euros shall be converted to U.S. Dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in U.S. Dollars shall not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

(d) Principal and Interest. The Notes shall bear interest at the rate of 3.000% per year. Interest on the Notes shall accrue from December 3, 2013 and shall be payable annually in arrears on January 18 of each year, commencing on January 18, 2015 (each such date being an “Interest Payment Date”), to the persons in whose names the Notes are registered in the security register on the preceding January 2, whether or not a Business Day, as the case may be (each such date being a “Regular Record Date”). Interest on the Notes shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention. Except as expressly provided in this Sixth Supplemental Indenture, the amount of payments of principal of or interest on the Notes shall not be determined with reference to an index or formula.

The principal of each Note payable at maturity or upon earlier redemption shall be paid against presentation and surrender of such Note at the office or agency maintained for such purpose in London, initially the Corporate Trust Office of the Paying Agent, in euros.

(e) Sinking Fund; Repayment; Optional Redemption and Tax Redemption. The Notes shall not be entitled to the benefit of any sinking fund or analogous provision. None of the Notes shall be redeemable at the option of the Holder. The Company shall have the right to redeem the Notes in whole at any time or in part from time to time, at the Company’s option, at a redemption price (the “Make-Whole Amount”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date (as defined in the Base Indenture)) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 25 basis points.

Notwithstanding the foregoing, if the Notes are redeemed on or after October 18, 2021, the Redemption Price shall be 100% of the principal amount of the Notes to be redeemed.

In each case the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

In addition, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 25, 2013, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes, then the Notes may be redeemed at the option of the Company, in whole, but not in part, having given not less than 30 days nor more than 60 days prior notice to the Holders of the Notes, at a redemption price (the “Tax Redemption Price”) equal to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest thereon, to, but not including, the Redemption Date, all in accordance with the provisions of Article Eleven of the Base Indenture.

If notice of redemption has been given as provided in the Base Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the Notes from and after the Redemption Date shall be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

(f) Payment of Additional Amounts. All payments in respect of the Notes shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall pay to a holder who is not a United States person such additional amounts (the “Additional Amounts”) on the Notes as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium or Redemption Price, if any, and interest on, the Notes to such holder, after such withholding or deduction, shall not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(i) to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d) being or having been an owner of a “10% or greater interest in the capital or profits of the Company within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a Paying Agent from the payment;

(v) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act (“FATCA”)) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(xi) in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 1.04(f), the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(g) Registration and Form. The Notes shall be issuable as Registered Securities (as defined in the Base Indenture) as provided in Section 1.03 of this Sixth Supplemental Indenture without coupons. The Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. All payments of principal, premium or Redemption Price, if any, and interest in respect of the Notes shall be made by the Company in immediately available funds.

(h) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1402 of the Base Indenture and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article II of this Sixth Supplemental Indenture) in Section 1403 of the Base Indenture, shall be applicable to the Notes.

(i) Payment upon Acceleration. The principal amount of, and the Make-Whole Amount, if any, on, the Notes shall be payable upon declaration of acceleration pursuant to Section 502 of the Base Indenture.

(j) Further Issues. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities under the Indenture having the same terms and conditions as the Notes in all respects, except for issue date, issue price and, to the extent applicable, first payment of interest. Additional debt securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional debt securities.

(k) Payments Falling on a Business Day. If any Interest Payment Date, maturity date or earlier Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that Redemption Date, as the case may be, until the next Business Day.

(l) Other Terms and Conditions. Except as expressly set forth herein, the Notes shall have such other terms and conditions as set forth in the Base Indenture.

ARTICLE II

COVENANTS, FOR BENEFIT OF HOLDERS OF NOTES;

EVENTS AND NOTICE OF DEFAULT

SECTION 2.01 Covenants for Benefit of Holders of Notes. The Notes shall not contain any deletions from, modifications of or additions to the covenants of the Company contained in the Base Indenture, except as expressly set forth herein.

SECTION 2.02 Events of Default. The Notes shall not contain any deletions from, modifications of or additions to the Events of Default of the Company contained in the Base Indenture.

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01 Transfer and Exchange.

(a) The Global Notes shall be exchanged by the Company for one or more Notes in definitive, fully registered certificated form, without coupons (the “Certificated Notes”) if (i) the Common Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as common depositary for the Global Notes and the Company fails to appoint a successor common depositary within 90 calendar days; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or (iii) there has occurred and is continuing an Event of Default with respect to the Notes. Whenever a Global Note is exchanged for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and cancelled by the Trustee. All Certificated Notes issued in exchange for a Global Note, a beneficial interest therein or a portion thereof shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures).

(b) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to Section 3.01(a), ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of Euroclear and Clearstream (or their respective successors).

(c) Payments (including principal, premium, Redemption Price and interest) and transfers with respect to Certificated Notes shall executed at the office or agency maintained for such purpose in London (initially the Corporate Trust Office of the Paying Agent) or, at the Company’s option, by check mailed to the Holders at the respective addresses set forth in the Security Register, provided that all payments (including principal, premium, Redemption Price and interest) on Certificated Notes, for which the Holders thereof have given wire transfer instructions, shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge shall be made for any registration of transfer, other than payment of a sum sufficient to cover any tax or governmental charge, if any, payable in connection with that registration.

ARTICLE IV

LEGENDS

SECTION 4.01 Legends. Each Global Note shall bear the following legends on the face thereof:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE PROLOGIS, L.P. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES LIMITED, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

ARTICLE V

TRUSTEE AND PAYING AGENT

SECTION 5.01 Appointments. The Paying Agent and Transfer Agent for the Notes shall initially be Elavon Financial Services Limited, UK Branch. The Company hereby initially designates the Corporate Trust Office of the Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Notes or the Indenture may be served. The Security Registrar for the Notes shall initially be Elavon Financial Services Limited for the purposes of Section 1002 of the Indenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts. In furtherance of such appointment, the Trustee is hereby authorized and directed to execute and deliver that certain Agency Agreement dated December 3, 2013 among the Company, the Paying Agent, Transfer Agent and Security Registrar and the Trustee.

ARTICLE VI

GUARANTEE

SECTION 6.01 Guarantees. Article Sixteen of the Base Indenture shall be applicable to the Notes.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this Sixth Supplemental Indenture.

SECTION 7.02 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.03 Successors and Assigns. All the covenants, stipulations, promises and agreements of the Company, the Parent, the Trustee, Transfer Agent, Security Registrar and the Paying Agent contained in this Sixth Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.

SECTION 7.04 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Sixth Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company, the Parent, the Trustee, Transfer Agent, Security Registrar or the Paying Agent shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Parent, the Trustee, Transfer Agent, Security Registrar or the Paying Agent, respectively.

SECTION 7.05 Separability Clause. In case any one or more of the provisions contained in this Sixth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.06 Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE, EACH NOTE AND THE GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

SECTION 7.07 Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT, THE TRUSTEE, THE SECURITY REGISTRAR, THE TRANSFER AGENT AND THE PAYING AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 7.08 Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 7.09 Further Instruments and Acts. Upon request of the Trustee, Security Registrar, Transfer Agent or the Paying Agent, the Company and the Parent shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Sixth Supplemental Indenture.

SECTION 7.10 Force Majeure. In no event shall the Trustee, Transfer Agent, Security Registrar or the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee, Transfer Agent, Security Registrar and the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.11 Addresses for Notices, Etc. Any notice or demand which by any provision of this Sixth Supplemental Indenture is required or permitted to be given or served by the Trustee, the Paying Agent or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Prologis, L.P., Pier 1, Bay 1, San Francisco, California 94111, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services/Prologis, L.P. The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Elavon Financial Services Limited, UK Branch, 125 Old Broad Street, London EC2N 1AR, United Kingdom, Attention: MBS Relationship Management. The Trustee and the Paying Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 7.12 Information Covenant. The Company hereby covenants with the Trustee and the Paying Agent that it shall provide each of the Trustee and the Paying Agent with sufficient information so as to enable each of the Trustee and the Paying Agent to determine whether or not any of the Trustee and the Paying Agent is obliged, in respect of any payments to be made by it pursuant to the Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such required withholding or deduction, a “FATCA Withholding Tax”).

SECTION 7.13 Right to Withhold. Each of the Trustee and the Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any Additional Amount as a result of such FATCA Withholding Tax.

SECTION 7.14 Redirection Clause. If, for any reason, the Paying Agent or any other Paying Agent does not become, or ceases to be, a participating foreign financial institution or otherwise exempt from any FATCA Withholding Tax (i) the Paying Agent or other Paying Agent shall give notice thereof to the Company as soon as reasonably practicable upon becoming aware of such fact and (ii) if as a result of such notice the Company is required to deduct or withhold any amount pursuant to FATCA in respect of any payment due on the Notes, then the Company shall be entitled to re-direct or reorganize any such payment in any way that it sees fit in accordance with the transaction documents in order that the payment may be made without such deduction or withholding. Neither the Paying Agent nor any other Paying Agent shall be obliged to act on any instruction from the Company to it to redirect or reorganize any payment which would, in its opinion, result in the breach of its internal ‘know your customer’ checks and internal compliance procedures. Neither the Paying Agent nor any other Paying Agent shall be liable to any other party for any loss or liability incurred by such party as a consequence of any redirection or reorganization by the Company.

SECTION 7.15 Money for Payments to be Held in Trust. No later than 10:00 a.m. (London time) (or such later time as the Company and the Paying Agent may from time to time agree) on any due date (including any Redemption Date) of the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the Notes, the Company shall irrevocably deposit with the Paying Agent in immediately available funds, a sum sufficient to pay the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the Notes becoming due on such date, such sum to be held by the Paying Agent in trust for the benefit of the Persons entitled to such payment and (unless the Paying Agent is the Trustee), the Company shall promptly notify the Trustee of its action or failure so to act.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed all as of the date first above written.

PROLOGIS, L.P.
By: Prologis, Inc., its sole General Partner

By:	/s/ Thomas S. Olinger
	Name:	Thomas S. Olinger
	Title:	Chief Financial Officer

Attest:

By:	/s/ Timothy Arndt
	Name:	Timothy Arndt
	Title:	Senior Vice President

PROLOGIS, INC.

By:	/s/ Thomas S. Olinger
	Name:	Thomas S. Olinger
	Title:	Chief Financial Officer

Attest:

By:	/s/ Timothy Arndt
	Name:	Timothy Arndt
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
	Name:	Bradley E. Scarbrough
	Title:	Vice President

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as Paying Agent

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

By:	/s/ Anatoly Sorin
	Name:	Anatoly Sorin
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as Transfer Agent

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

By:	/s/ Anatoly Sorin
	Name:	Anatoly Sorin
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES LIMITED
as Security Registrar

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

By:	/s/ Anatoly Sorin
	Name:	Anatoly Sorin
	Title:	Authorised Signatory

Exhibit A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO PROLOGIS, L.P. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES LIMITED, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. [ ]	€[ ]
ISIN No.: XS0999296006
COMMON CODE: 099929600
CUSIP No.: 74340X AZ4

PROLOGIS, L.P.

3.000% NOTE DUE 2022

PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of [PRINCIPAL AMOUNT IN WORDS]] (€[    ]) on January 18, 2022 and to pay interest on the outstanding principal amount thereon at the rate of 3.000% per annum, until the entire principal hereof is paid or made available for payment.

Interest shall accrue from December 3, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and be payable annually in arrears on January 18 of each year, commencing on January 18, 2015. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the

Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be January 2 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Security shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention. If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Business Day. For purposes of the notes, “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in London, initially the corporate trust office of the Paying Agent, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom, in euros.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in euros. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities shall be made in U.S. Dollars until the euro is again available to the Company or so used. The amount payable on any date in euros shall be converted to U.S. Dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Securities so made in U.S. Dollars shall not constitute an event of default under the Indenture (as defined below). Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 8, 2011 (herein called the “Base Indenture”), among the Company, Prologis, Inc. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the first supplemental indenture, dated as of June 8, 2011, the second supplemental indenture, dated as of June 8, 2011, the third supplemental indenture, dated as of June 8, 2011, the fourth supplemental indenture, dated as of June 8, 2011, and the fifth supplemental indenture, dated as of August 15, 2013, and as further amended by the sixth supplemental indenture, dated as of December 3, 2013 (together with the Base Indenture, the “Indenture”), among the Company, the Parent Guarantor, the Trustee, Elavon Financial Services Limited, as security registrar, and Elavon Financial Services Limited, UK Branch, as paying agent (hereinafter called the “the Paying Agent,” which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part) and transfer agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Securities of this series may be redeemed in whole at any time or in part from time to time at the option of the Company at a redemption price (the “Make-Whole Amount”) equal to the greater of

(1)	100% of the principal amount of the Securities to be redeemed; or

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 25 basis points.

Notwithstanding the foregoing, if the Securities are redeemed on or after October 18, 2021, the redemption price shall be 100% of the principal amount of the Securities to be redeemed.

In each case the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The following definitions apply with respect to the Make-Whole Amount:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Bond Dealer” means each of Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Merrill Lynch International and The Royal Bank of Scotland plc and their successors, and one other firm that is a broker of, and/or market maker in German government bonds (each a “Primary Bond Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, the Company shall substitute another Primary Bond Dealer.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 25, 2013, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 30 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium or Redemption Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

[This space intentionally left blank.]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P.
By:	Prologis, Inc., its sole general partner

By:
Name:
Title:

Attest

By:
Name:
Title:

Dated: [ ], 20[ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including

Zip Code of Assignee)

the within-mentioned Security of Prologis, L.P. and                      hereby does irrevocably constitute and appoint Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

GUARANTEE

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 3.000% Note due 2022 (the “Note”) issued by Prologis, L.P. (the “Company”) under an Indenture, dated as of June 8, 2011 (together with the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto, the Third Supplemental Indenture thereto, the Fourth Supplemental Indenture thereto, the Fifth Supplemental Indenture thereto and the Sixth Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, Inc., as parent guarantor, U.S. Bank National Association, as trustee thereunder (the “Trustee”), and Elavon Financial Services Limited, UK Branch, as paying agent, (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential

Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: [            ], 20[     ]

PROLOGIS, INC.

By:
Name:
Title:

A-14